UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Retractable Technologies, Inc.

(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-0009

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON SEPTEMBER 22, 2006

To the Stockholders of Retractable Technologies, Inc.:

NOTICE IS HEREBY GIVEN THAT the 2006 Annual Meeting of stockholders of Retractable Technologies, Inc., a Texas corporation (the “Company”), will be held at the Little Elm City Hall located at 100 West El Dorado Parkway, Little Elm, Texas 75068, on the 22nd day of September, 2006, at 10:00 a.m., central standard time (the “Annual Meeting”) to elect five Class 2 Directors and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Company has fixed the close of business on July 20, 2006, as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. Stockholders who execute proxies solicited by the Board of Directors of the Company retain the right to revoke them at any time; unless so revoked, the shares of Common Stock represented by such proxies will be voted at the Annual Meeting in accordance with the directions given therein. If a stockholder does not specify a choice on such stockholder’s proxy for the proposal therein (or if the stockholder executes the proxy so as not to withhold authority to vote for all nominees), the proxy will be voted “FOR ALL NOMINEES” as specified in the Proxy Statement.

The list of stockholders of the Company may be examined at the offices of the Company and its registered agent beginning on September 12, 2006, and at the Annual Meeting. Further information regarding the Annual Meeting is set forth in the attached Proxy Statement.

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN, AND MAIL PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTPAID ENVELOPE. THE PROXY IS REVOCABLE AND WILL NOT BE USED IF YOU ARE PRESENT AT THE ANNUAL MEETING AND PREFER TO VOTE YOUR SHARES IN PERSON.

By Order of the Board of Directors,

THOMAS J. SHAW CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

PROXY STATEMENT

The following information is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Retractable Technologies, Inc., a Texas corporation (the “Company”) which has its principal executive offices (where the principal executive officers may be contacted) at 511 Lobo Lane, Little Elm, Texas 75068-0009, to be voted at the Annual Meeting of stockholders of the Company (the “Annual Meeting”), which will be held at the Little Elm City Hall located at 100 West El Dorado Parkway, Little Elm, Texas 75068, on the 22nd day of September, 2006, at 10:00 a.m., central standard time, for the purpose of electing five Class 2 Directors and to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You may revoke your proxy at any time before it is exercised by: (1) sending a written statement revoking your proxy to the Secretary of the Company; (2) submitting a properly signed proxy with a later date; or (3) voting in person at the Annual Meeting. If you return your signed proxy to us before the Annual Meeting, we will vote your shares as you direct. If you do not specify on your proxy card how you want to vote your shares and/or if you do not withhold authority to vote for all nominees, we will vote them “FOR ALL NOMINEES.” If any other business is properly brought before the meeting, any unspecified proxies will be voted in accordance with the judgment of the persons voting those shares. The Company will pay the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited by the Directors, Officers, and employees of the Company without additional compensation, by personal interview, telephone, or other means of electronic communication. Arrangements also may be made with brokerage firms and other custodians, dealers, banks, and trustees, or their nominees who hold the voting securities of record, for sending proxy materials to beneficial owners. Upon request, the Company will reimburse the brokers, custodians, dealers, banks, or their nominees for their reasonable out-of-pocket expenses. The Company’s Form 10-K annual report for the year ended December 31, 2005, was previously mailed to all shareholders. This form does not constitute a part of the proxy soliciting material.

This Proxy Statement and the enclosed form of proxy were mailed to stockholders on August 9, 2006.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Holders of record of the Company’s Common Stock, no par value, at the close of business on July 20, 2006, the record date, are entitled to notice of and to vote on the election of five Class 2 Directors. Each share of Common Stock entitles the holder to one (1) vote per share on each matter to be voted on. On July 20, 2006, there were 23,612,164 shares of Common Stock issued and outstanding, which constituted the only outstanding voting Common Stock. The presence, in person or by proxy, of the holders of 50 percent of all the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting for voting by the Common Stockholders.

VOTING PROCEDURES

Election of Five Class 2 Directors

Assuming quorum is attained, a plurality of the shares of Common Stock is required for the election of each of the proposed Class 2 Directors. Accordingly, if a quorum is present, the five nominees for Class 2 Director positions who receive the greatest number of votes cast for election by the holders of record of Common Stock on July 20, 2006, shall be the duly elected Class 2 Directors upon completion of the vote tabulation at the Annual Meeting.

Abstentions and Broker Non-Votes

Abstentions will be considered present for purposes of calculating the vote but will not be considered to have been voted in favor of the matter voted upon, and broker non-votes will not be considered present for purposes of calculating the vote.

STOCKHOLDER LIST

A copy of the list of stockholders entitled to vote at the Annual Meeting will be available for inspection by qualified stockholders for proper purposes at the offices of the Company and its registered agent during normal business hours beginning on September 12, 2006, and at the Annual Meeting.

PROPOSAL

ELECTION OF FIVE CLASS 2 DIRECTORS

Pursuant to authority granted by the Third Amended and Restated Articles of Incorporation and the Amended and Restated Bylaws of the Company, the Board of Directors has determined that the Board shall be comprised of seven (7) members. The seven (7) regular members are divided into two (2) classes consisting of two (2) Class 1 members and five (5) Class 2 members. Class 1 and 2 Directors serve for two (2) year terms. Five Class 2 Directors are to be elected at the Annual Meeting to hold office until the 2008 Annual Meeting of the shareholders when their respective successors are elected and qualified, or upon their earlier retirement, resignation, or removal.

The following table sets forth the information concerning the Board’s nominees for the Class 2 Director positions:

Nominees	Age	Current Position
Thomas J. Shaw	55	President, Chief Executive Officer, and Class 2 Director
Steven R. Wisner	49	Executive Vice President, Engineering and Production, and Class 2 Director
Douglas W. Cowan	63	Vice President, Chief Financial Officer, Treasurer, and Class 2 Director
Marwan Saker	51	Class 2 Director*
Clarence Zierhut	78	Class 2 Director*
*	These Directors are independent Board members.

BACKGROUND OF CLASS 2 DIRECTOR NOMINEES

Thomas J. Shaw, the Founder of the Company, has served as Chairman of the Board, President, Chief Executive Officer, and Director since the Company’s inception. In addition to his duties overseeing the management of the Company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has over 25 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and Director. Mr. Wisner’s responsibilities include the management of engineering, production, Chinese operations, and international sales. Mr. Wisner has over 29 years of experience in product design, development, and manufacturing. Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, and a Director. Mr. Cowan joined the Company as Chief Financial Officer and was elected to the Board of Directors in 1999. He is responsible for the financial, accounting, risk management and forecasting functions of the Company. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

Marwan Saker first joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company that supplies to overseas markets. Since 2000, he has served as Director of Consolidated Food Concepts Inc. Since 1986, he has served as President of International Exports & Consulting Inc., an export management, consulting, and distribution company. Since 2000, he has served as Vice President of Hanneke Corp., an overseas sourcing company. From 1998 to 2001, he served as a Member of My Investments, LLC, an equity investment company. Since 1999, he has served as President of Saker Investments Inc., a company that manages an investment portfolio. Since 1998, he has served as a General Partner of Maya Investments, Ltd., an investment management limited partnership. He also serves as a Member of MMDA, LLC, a real estate development company. Mr. Saker has acted as a representative for United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa. Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design, now Origin Design, that develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott Laboratories, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR ALL NOMINEES.”

In the event any of the nominees should be unavailable to stand for election at the time of the Annual Meeting, the proxies may be voted for the election, in his stead, of any other person the Board of Directors may recommend. The nominees are currently serving as Class 2 Directors of the Company, and, if they are re-elected, the nominees will continue to serve until their terms expire upon the election and qualification of their successors, or the earlier retirement, resignation, or their removal. The nominees have indicated their willingness to serve the full term, and Management of the Company knows of no reason why they would be unable to serve.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 20, 2006, for each person known by us to own beneficially 5 percent or more of the voting capital stock. Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock
	Thomas J. Shaw(2) 511 Lobo Lane, P.O. Box 9 Little Elm, TX 75068-0009	11,280,000	47.6%

	Lillian E. Salerno(3) 432 Edwards Lewisville, TX 75067	2,494,500	10.5%

Series I-V Class B Stock
	Thomas J. Shaw	80,000	3.2%
	Lillian E. Salerno	12,500	Less than 1%

(1)	The percentages of Common Stock are based on 23,704,664 shares of Common Stock equivalents consisting of 23,612,164 shares of Common Stock outstanding and 92,500 shares of Preferred Stock convertible by the above persons within 60 days of this Proxy Statement. The percentages of Class B Stock are based on 2,473,166 shares of Class B Stock outstanding.

(2)	80,000 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the Proxy Statement.

(3)	12,500 of the shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the Proxy Statement.

There are no arrangements the operation of which would result in a change in control of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

The following table sets forth certain information regarding the beneficial ownership of our capital stock as of July 20, 2006, for each Officer and Director (including the incumbent Director nominees) of the Company. Except pursuant to applicable community property laws, each shareholder identified in the table possesses sole voting and investment power with respect to his or her shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(1)
Common Stock

As a Group	Officers and Directors	12,734,500	50.7%

As Individuals	Thomas J. Shaw(2)	11,280,000	44.9%
	Marwan Saker(3)	461,000	1.8%
	Clarence Zierhut(4)	66,000	Less than 1%
	Douglas W. Cowan(5)	200,000	1%
	Steven R. Wisner(6)	202,500	1%
	Jimmie Shiu(7)	320,000	1.3%
	Michele M. Larios(8)	210,000	1%
	Marco Laterza	10,000	Less than 1%
Series I-V Class B Stock
As a Group	Officers and Directors	475,000	19.2%

As Individuals	Thomas J. Shaw	80,000	3.2%
	Marwan Saker	355,000	14.4%
	Jimmie Shiu	40,000	1.6%

(1)	The percentages of Common Stock are based on 25,101,664 shares of Common Stock equivalents consisting of 23,612,164 shares of Common Stock outstanding, 475,000 shares of Preferred Stock convertible by the above persons and options for the purchase of 1,014,500 shares of Common Stock obtainable by the above persons within 60 days of this Proxy Statement. The percentages of Class B stock are based on 2,473,166 shares of Class B Stock outstanding.

(2)	80,000 of the 11,280,000 shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of the Proxy Statement.

(3)	355,000 shares identified as Common Stock are preferred shares which are eligible for conversion into Common Stock within 60 days of this Proxy Statement. The shares are held as follows: Saker Investments holds 15,500 shares of Series IV Stock and 25,000 shares of Series V Stock, Sovana Cayman Islands, Inc. holds 300,000 shares of Series IV Stock, and My Investments holds 14,500 shares of Series IV Stock. Mr. Saker is an Officer or Director and shareholder for each of these companies. The remaining 106,000 shares identified as Common Stock are shares obtainable through the exercise of options held by Mr. Saker within 60 days of the Proxy Statement.

(4)	56,000 of these shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the Proxy Statement.

(5)	These shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the Proxy Statement.

(6)	197,500 of these shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the Proxy Statement.

(7)	255,000 shares identified as Common Stock are shares acquirable through the exercise of options within 60 days of the Proxy Statement and 40,000 shares are acquirable through conversion of Preferred Stock within 60 days of the Proxy Statement.

(8)	200,000 of the shares identified as Common Stock are shares acquirable by the exercise of stock options within 60 days of the Proxy Statement.

DIRECTORS, EXECUTIVE OFFICERS, AND SIGNIFICANT EMPLOYEES

The following table sets forth information concerning our Directors, executive officers, and certain of our significant employees as of the date of this Proxy Statement. Our Board of Directors consists of a total of seven (7) members, two (2) members of which are Class 1 Directors and five (5) of which are Class 2 Directors which serve for two-year terms.

Name	Age	Position	Term as Director Expires
Executives
Thomas J. Shaw	55	Chairman, President, Chief Executive Officer, and Class 2 Director	2006
Douglas W. Cowan	63	Vice President, Chief Financial Officer, Treasurer, and Class 2 Director	2006
Kathryn M. Duesman	43	Executive Director, Global Health	N/A
Michele M. Larios	40	Vice President, General Counsel, and Secretary	N/A
Lawrence G. Salerno	46	Director of Operations	N/A
Steven R. Wisner	49	Executive Vice President, Engineering & Production and Class 2 Director	2006

Independent Directors
Marco Laterza	58	Class 1 Director	2007
Marwan Saker	51	Class 2 Director	2006
Jimmie Shiu	77	Class 1 Director	2007
Clarence Zierhut	78	Class 2 Director	2006

Significant Employees
Shayne Blythe	37	Director of Sales and Marketing Logistics
John W. Fort III	38	Director of Accounting	N/A
James A. Hoover	58	Director of Quality Assurance	N/A
R. John Maday	45	Production Manager	N/A
Judy Ni Zhu	48	Research and Development Manager	N/A
Phillip L. Zweig	59	Communications Director	N/A

Executives

Thomas J. Shaw, the Founder of the Company, has served as Chairman of the Board, President, Chief Executive Officer, and Director since the Company’s inception. In addition to his duties overseeing the management of the Company, he continues to lead our design team in product development of other medical safety devices that utilize his unique patented friction ring technology. Mr. Shaw has over 25 years of experience in industrial product design and has developed several solutions to complicated mechanical engineering challenges. He has been granted multiple patents. Mr. Shaw received a Bachelor of Science in Civil Engineering from the University of Arizona and a Master of Science in Accounting from the University of North Texas.

Douglas W. Cowan is a Vice President and our Chief Financial Officer, Treasurer, and a Director. Mr. Cowan joined the Company as Chief Financial Officer and was elected to the Board of Directors in 1999. He is responsible for the financial, accounting, risk management and forecasting functions of the Company. Mr. Cowan has a Bachelor of Business Administration from Texas Technological College. He is a CPA licensed in Texas.

Kathryn M. Duesman, RN, joined us in 1996 and currently serves as the Executive Director, Global Health. She provides clinical expertise on existing VanishPoint® products as well as those in development. She has been instrumental in developing training and marketing materials and has spoken and been published on needle safety issues. Ms. Duesman works with international agencies to promote the use of safe technologies in developing countries. Ms. Duesman is a 1985 graduate of Texas Woman’s University with a Bachelor of Science in Nursing. Ms. Duesman’s clinical background as a registered nurse includes diagnostic, acute, and home healthcare nursing.

Michele M. Larios joined us in February 1998 and currently serves as a Vice President, General Counsel, and Secretary of the Company. Ms. Larios is responsible for the legal and legislative, quality assurance, human resource, and regulatory functions of the Company. In addition to working on legal matters and with outside counsel, Ms. Larios works with legislators on pertinent issues and relevant legislation. Ms. Larios received a Bachelor of Arts in Political Science from Saint Mary’s College in Moraga, California, and a Juris Doctorate from Pepperdine University School of Law in Malibu, California.

Lawrence G. Salerno has been employed with us since 1995 and has served as Director of Operations for us since 1998. He is responsible for the manufacture of all VanishPoint® products, as well as all product development and process development projects. In addition, he supervised all aspects of the construction of our facilities in Little Elm, Texas. Mr. Salerno is the brother of Lillian E. Salerno, a shareholder holding more than 10 percent of the Common Stock.

Steven R. Wisner joined us in October 1999 as Executive Vice President, Engineering and Production and Director. Mr. Wisner’s responsibilities include the management of engineering, production, Chinese operations, and international sales. Mr. Wisner has over 29 years of experience in product design, development, and manufacturing. Mr. Wisner holds a Bachelor of Science in Computer Engineering from Iowa State University.

Independent Directors

Marco Laterza joined us as a Class 1 Director effective as of March 22, 2005. Since 1988, Mr. Laterza has owned and operated a public accounting practice. His practice includes corporate, partnership and individual taxation, compilation/review of financial statements, financial planning, business consulting, and trusts and estates. From 2004 to the present Mr. Laterza has also served as the Chief Financial Officer for EZ Blue Software Corporation, a development stage software company. Formerly, Mr. Laterza was employed in a number of positions from 1977 to 1985 with El Paso Natural Gas Company eventually serving as its Director of Accounting. Mr. Laterza received his Bachelors of Business Administration in Accounting from Pace University in 1972. He is a Certified Public Accountant and has received a Certificate of Educational Achievement in Personal Financial Planning from the American Institute of CPAs.

Marwan Saker first joined our Board of Directors in June 2000. Since 1983, Mr. Saker has served as Chief Executive Officer of Sovana, Inc., an export management company that supplies to overseas markets. Since 2000, he has served as Director of Consolidated Food Concepts Inc. Since 1986, he has served as President of International Exports & Consulting Inc., an export management, consulting, and distribution company. Since 2000, he has served as Vice President of Hanneke Corp., an overseas sourcing company. From 1998 to 2001, he served as a Member of My Investments, LLC, an equity investment company. Since 1999, he has served as President of Saker Investments Inc., a company that manages an investment portfolio. Since 1998, he has served as a General Partner of Maya Investments, Ltd., an investment management limited partnership. He also serves as a Member of MMDA, LLC, a real estate development company. Mr. Saker has acted as a representative for

United States companies seeking distribution, licensing, and franchising in the Middle East, Europe, and North Africa. Mr. Saker was instrumental in developing successful partnerships in more than 15 countries. He offices in Dallas, Texas.

Jimmie Shiu, M.D. joined us again as a class 1 Director effective as of March 15, 2005. He previously served as a Director for the Company from 1996 to 2002 (both generally elected and elected by the Series A Convertible Preferred Stockholders). Prior to retirement in 1998, Dr. Shiu was in private practice as a Board Certified Otolaryngologist at Presbyterian Hospital in Dallas for 31 years. Dr. Shiu completed his undergraduate work at Abilene Christian University and received his medical degree from the University of Texas Southwestern Medical Center at Dallas, Texas.

Clarence Zierhut has served on our Board of Directors since April 1996. Since 1955, Mr. Zierhut has operated an industrial design firm, Zierhut Design, now Origin Design, that develops new products from concept through final prototypes. During his professional career, Mr. Zierhut has created over 3,000 product designs for more than 350 companies worldwide, in virtually every field of manufacturing, and has won many international awards for design excellence. His clients have included Johnson & Johnson, Abbott Laboratories, Gould, and McDonnell Douglas. He received a Bachelor of Arts from Art Center College of Design in Los Angeles, California.

Significant Employees

Shayne Blythe has been with the Company for over ten years and is our Director of Sales and Marketing Logistics. She is responsible for developing and implementing strategic directions, objectives, comprehensive sales and marketing plans, and programs. In addition, she directs and oversees all aspects of the distribution process and customer service policies in order to monitor and maintain customer satisfaction. Prior to joining us, Ms. Blythe served as Office Manager for Checkmate Engineering where she assisted with the original 3cc syringe and other SBIR grant projects. Ms. Blythe has a Bachelors of Business Administration in management from American International University.

John W. Fort III is our Director of Accounting. Mr. Fort joined us in March of 2000 as a Financial Analyst and has served as our Director of Accounting since October of 2002. His primary responsibilities include managing the day-to-day operations of the Accounting and Finance Department, coordination of the annual audits, and interim reviews by our independent accountants, as well as the cost accounting and forecasting functions of the Company. Prior to joining us, he served as the Manager of Financial Planning for the product-marketing department of Excel Communications. Mr. Fort also served as the Manager of Budgeting and Projections for Snelling and Snelling, Inc., an international personnel services firm. Mr. Fort holds a Bachelor of Business Administration in Accounting from Tarleton State University.

James A. Hoover joined us in February 1996 and is our Director of Quality Assurance. Prior to his becoming Director of Quality Assurance he was Production Manager. He is responsible for quality assurance functions of the Company. Mr. Hoover has also developed and implemented FDA required procedures and has been involved in the FDA inspection process. Mr. Hoover joined us after working for Sherwood for 26 years. During his tenure with Sherwood, a medical device manufacturing company, he gained hands-on experience in all aspects of the medical device manufacturing process. Mr. Hoover began his career with Sherwood as a materials handler and worked his way up through a series of positions with added responsibilities to his final position there as Production Manager of Off-Line Molding, Operating Room/Critical Care. In this capacity, he managed several departments, ran several product lines, and hired and supervised over 200 employees. While at Sherwood, he also gained experience with one of the country’s first safety syringes, the Monoject®.

R. John Maday joined us in July 1999 and is our Production Manager. He is responsible for supervision of the production of our products. Prior to becoming Production Manager on January 1, 2005, he served as our Production General Supervisor. Mr. Maday has 23 years of manufacturing experience in both class two and three medical devices. He spent three years with Mentor Corp. supervising two production departments and 13 years with Sherwood Medical in which he gained hands-on experience in all aspects of medical device manufacturing including managing the Kit and Packaging department with over 225 employees. Mr. Maday’s formal training includes FDA, ISO Six Sigma, and Total Quality Management Systems.

Judy Ni Zhu joined us in 1995 and is our Research and Development Manager. Her primary focus is on new product development and improvement of current products. Prior to joining us, Ms. Zhu worked with Checkmate Engineering, an engineering firm, as a design engineer on the original 3cc syringe and other SBIR grant projects. Ms. Zhu received her Bachelor of Science from Northwest Polytechnic University in Xian, China, and her Master of Engineering from University of Texas at Arlington. Ms. Zhu has assisted in design modifications for the 3cc syringe, which have maximized both product reliability and production efficiency. She also designed and developed a manual needle assembly machine and an automatic lubricating and capping system for the 3cc syringe and developed and assisted in the design of automated blood collection tube holder assembly equipment. Ms. Zhu has collaborated with Ms. Duesman and Mr. Shaw in the filing of several patent applications.

Phillip L. Zweig joined us in December 1999 as Communications Director. Mr. Zweig is a prize winning financial journalist who has worked as a staff reporter at The American Banker, The Wall Street Journal, Bloomberg Business News, and other media organizations. From 1993 to 1998, he served as Corporate Finance Editor at Business Week where he wrote a major article on the Company. Before joining us, he worked as a freelance financial writer and editorial consultant. His clients included Andersen Consulting and Boston Consulting Group. Mr. Zweig received a Bachelor of Arts in Behavioral Psychology from Hamilton College and a Master of Business Administration from the Baruch College Graduate School of Business.

Family Relationships

There are no family relationships among the above persons except as set forth above.

Involvement in Certain Legal Proceedings

None of the above persons or any business in which such person was an executive officer have been involved in a bankruptcy petition, been subject to a criminal proceeding (excluding traffic violations and other minor offenses), been subject to any order enjoining or suspending their involvement in any type of business, or been found by a court or administrative body to have violated a securities law.

Directorships in Other Public Companies

No Directors hold Directorships in reporting companies other than as set forth above.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our Directors, executive officers, and persons who own more than 10 percent of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership (Form 3) and reports of changes in beneficial ownership (Forms 4 and 5) of our Common Stock and our other equity securities. Officers, Directors, and greater than 10 percent shareholders are required by the Commission’s regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, all Directors, Officers, and holders of more than 10 percent of our equity securities registered pursuant to Section 12 of the Exchange Act filed reports required by Section 16(a) of the Exchange Act as of December 31, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We believe that all of the transactions set forth below were made on terms no less favorable to us than could have been obtained from unaffiliated third parties.

Thomas J. Shaw, our President and Chief Executive Officer who beneficially owned 47.4 percent of the outstanding Common Stock as of July 20, 2006, was paid a licensing fee of $500,000 (amortized over 17 years) by us for the exclusive worldwide licensing rights to manufacture, market, sell, and distribute retractable medical safety products. In addition, Mr. Shaw receives a 5 percent royalty on gross sales of all licensed products sold to customers over the life of the technology licensing agreement. Mr. Shaw was paid a royalty of $1,678,152 for 2005. Mr. Shaw, in 2005, received a total of $22,832 from the proceeds of some of the settlements relating to an antitrust lawsuit styled Retractable Technologies, Inc. v. Becton Dickinson & Co., Tyco International (U.S.), Inc., Tyco Healthcare Group, L.P., Novation, L.L.C., VHA, Inc, Premier, Inc., and Premier Purchasing Partners, L.P. pursuant to the terms of the Covenant Not to Sue.

Lillian E. Salerno, a shareholder holding 10.5 percent of the Common Stock, d/b/a LES Development (the successor to Mill Street Enterprises, a sole proprietorship), leases offices at 618, 620, 622, and 628 S. Mill Street, in Lewisville, Texas, to us for our marketing and sales department. This lease term ends in June 2007. This lease is for a five-year period beginning in July 2002 at a monthly rate of $2,900. Lease payments of $34,800 were paid in 2005.

The Company had a consulting agreement (to establish contacts with major European entities to develop marketing and distribution channels as well as licensing agreements) with MediTrade International Corporation, a company controlled by Lillian E. Salerno. The contract was terminated on February 28, 2005. MediTrade was paid $16,667 per month and reimbursed for business expenses incurred on behalf of the Company, not to exceed $5,000 per month without prior approval for the term of the contract. During the year ended December 31, 2005, the Company paid $27,217 under this agreement.

The Company retained Ms. Patti King, a former Class 1 Director, as a consultant beginning in November of 2005. As of May 9, 2006, the Company desired to compensate Ms. King in excess of $60,000 and she resigned her position as a Director. Ms. King is currently compensated at a rate of $100 per hour in addition to reimbursement of expenses and has been paid, beginning in November of 2005 and through July 1, 2006, aggregate consideration of $73,300 for her services as a consultant and $7,025 in expense reimbursement.

CORPORATE GOVERNANCE

The Board of Directors has the responsibility for establishing corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operations. Currently, a majority (four of seven) of the Directors serving on our Board of Directors are independent Directors as defined in Section 121(A) of the listing standards of The American Stock Exchange (the “AMEX”). The Company’s current independent Directors are Messrs. Clarence Zierhut, Marwan Saker, Marco Laterza, and Jimmie Shiu, M.D.

The Board of Directors meets quarterly throughout the year to review significant developments affecting the Company and to act upon matters requiring its approval. It also holds special meetings as required from time to time when important matters arise requiring Board action between scheduled meetings. During the last fiscal year, the Board of Directors met five times. None of the Directors attended fewer than 75 percent of the aggregate meetings of the Board of Directors or Committees served thereon in 2005. The Board of Directors has established standing Executive, Audit, Compensation and Benefits, and Nominating Committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. A description of the committees and their functions, their current members, and the number of meetings held by them during the last fiscal year are described below.

Audit Committee

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee represents and assists the Board of Directors in discharging its responsibilities relating to the accounting, reporting, and financial practices and legal compliance of the Company. The Audit Committee has general responsibility for oversight of the accounting and financial processes of the Company, including oversight of: (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the Company’s compliance with legal and regulatory requirements, and (3) the qualification and independence of the Company’s independent accountants and the performance of the audit of the Company’s financial statements by the independent accountants. The Audit Committee also provides an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors. The Audit Committee met a total of nine times in 2005. Our amended, written Audit Committee Charter adopted by the Board of Directors on May 11, 2004, was attached as an Appendix to our 2004 Proxy Statement and is available on our website, www.vanishpoint.com. The members of the Audit Committee are independent as defined by the listing standards of the AMEX. The Audit Committee consists of Clarence Zierhut, Marwan Saker, and Marco Laterza. Mr. Marco Laterza currently serves as its designated Audit Committee Financial Expert.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the audited financial statements with Management. The Audit Committee has discussed with CF & Co., L.L.P. (“CF & Co.”) the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380), as may be modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence. Based on the reviews and discussions with our independent accountants, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K annual report for the year ended December 31, 2005, for filing with the Commission.

The Audit Committee currently consists of Messrs. Clarence Zierhut, Marco Laterza, and Marwan Saker.

Audit Committee

/s/ CLARENCE ZIERHUT
CLARENCE ZIERHUT

/s/ MARCO LATERZA
MARCO LATERZA

/s/ MARWAN SAKER
MARWAN SAKER

Compensation and Benefits Committee

The Compensation and Benefits Committee discharges the Board of Directors’ responsibilities relating to the compensation of our executive officers and Directors, prepares reports on compensation, as requested, and administers our equity and other incentive compensation plans. The Compensation and Benefits Committee met two times during 2005. The Compensation and Benefits Committee currently consists of Messrs. Clarence Zierhut, Marco Laterza, and Jimmie Shiu, M.D. The charter is available on our website, www.vanishpoint.com. All members of our Compensation and Benefits Committee are independent as defined by the AMEX listing standards.

Nominating Committee

The Nominating Committee assists the Board of Directors by identifying qualified candidates for Director positions, recommending Director nominees for the Annual Meetings, recommending candidates for election by the Board of Directors to fill vacancies on the Board and recommending Director nominees for committee vacancies. The Nominating Committee met one time in 2005. The Nominating Committee consists of Messrs. Marwan Saker, Marco Laterza, and Jimmie Shiu, M.D. The charter of the Nominating Committee is available at our website, www.vanishpoint.com. All members of our Nominating Committee are independent as defined by the AMEX’s listing standards.

Director Nomination Policies

As set forth in Section (C)(5) of the Company’s Nominating Committee Charter, it is the policy of the Nominating Committee to consider all bona fide candidates recommended by shareholders for nomination for election to the Board. The committee considers such candidates using the same screening criteria as are applied to all other potential nominees for election, provided that the shareholder nominations are submitted in a timely and complete manner.

Shareholder nominees properly submitted by any shareholder will be considered for recommendation by the Nominating Committee to the Board of Directors and for recommendation by the Board to the shareholders in our Proxy Statement. The procedure to be followed by shareholders in submitting such recommendations for the next Annual Meeting is set forth in detail herein in the Section entitled “DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2007.”

We establish, through our Nominating Committee, selection criterion that identifies desirable skills and experience for prospective Board members, including those properly nominated by shareholders, and addresses the issues of diversity and background. The Board, with the assistance of the Nominating Committee, selects potential new Board members using the criteria and priorities established from time to time based upon the needs of the Company. The composition, skills, and needs of the Board change over time and will be considered in establishing the desirable profile of candidates for any specific opening on the Board of Directors.

Pursuant to Section (C) of the Nominating Committee Charter, at a minimum, recommended nominees by the Nominating Committee for service on the Board must be well regarded and experienced participants in their field(s) of specialty, familiar at the time of their appointment with the Company’s business, willing to devote the time and attention necessary to deepen and refine their understanding of the Company and the issues facing it, and must have an understanding of the demands and responsibilities of service on a public company board of directors. The Nominating Committee will also consider such qualities as independence from the Company. Each nominee will be considered both on his or her individual merits and in relation to existing or other potential members of the Board, with a view to establishing a well-rounded, diverse, knowledgeable, and experienced Board.

The Nominating Committee considers nominees recommended by Board members, Management, and the shareholders. It is further empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

The Class 2 Director nominees were nominated by the Nominating Committee and unanimously approved by the Board of Directors.

Communications with the Board of Directors

The Board of Directors has established a Disclosure Representative Policy and a standing Disclosure Representative position. It is the policy of the Company that the Disclosure Representative serve as the primary contact for shareholders and others desiring to communicate directly with the Board of Directors or any specified, individual Director(s). It is the policy of the Company that all communications addressed to the Board of Directors or the Disclosure Representative are sent to all Board members. It is further the policy of the Company that the Disclosure Representative shall serve the Board of Directors by addressing issues affecting securities law disclosures brought to the Board’s attention and making recommendations to the Board regarding such issues, if any. The current Disclosure Representative is Mr. Marco Laterza. Communications intended for the Board of Directors should be in writing, addressed to the attention of the “Disclosure Representative” or Mr. Marco Laterza, and sent to 511 Lobo Lane, Little Elm, Texas 75068-0009.

Periodically, shareholders contact our Chief Financial Officer, Mr. Douglas Cowan, who responds to questions individually and in writing unless the question is directed to the full Board of Directors.

Policy Regarding Attendance at Annual Meetings

We have an oral policy encouraging Board members’ attendance at Annual Meetings. All members of the Board attended the 2005 Annual Meeting.

Executive Committee

The Executive Committee possesses and may exercise all the powers and authority of the Board of Directors in the control and management of the business and affairs of the Company during intervals between regular meetings of the Board of Directors. These powers are limited as follows: the committee cannot fill any of its vacancies and the committee does not have the power to declare dividends, amend Bylaws, elect or remove any Officer or Director, submit to shareholders actions that require approval of shareholders, amend any resolution of the Board of Directors, act on matters assigned to other committees, create or fill any vacancies on the Board of Directors, authorize distributions, or issue shares. The Executive Committee has never met. The Executive Committee consists of Messrs. Thomas J. Shaw and Steven R. Wisner.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth the total annual compensation paid or accrued by us to or for the account of the Chief Executive Officer and the four highest paid additional executive officers whose total cash compensation exceeded $100,000 for any of the past three fiscal years:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards		Payout(s)
Name and Principal Position	Year	Salary($)	Bonus($)	Other Annual Compen- sation($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compen- sation ($)
Thomas J. Shaw, President and CEO	2003 2004 2005	250,016 259,632 307,702

Steven R. Wisner, Executive Vice President, Engineering and Production	2003 2004 2005	191,544 249,231 247,697	40,200			12,500 3,900

Douglas W. Cowan, Vice President, Chief Financial Officer, and Treasurer	2003 2004 2005	187,501 249,231 248,318	37,400			125,000 4,000

Michele M. Larios, Vice President, General Counsel, and Secretary	2003 2004 2005	183,462 249,231 258,676	62,100			124,600 4,100

Russell B. Kuhlman, Vice President, Sales	2003 2004 2005	105,020 125,692 122,067	24,700			79,400 1,900

The following sets forth information regarding option exercises in 2005 and year-end value of the unexercised options held by the above executives.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised in-the-Money Options /SARs at FY-End ($) Exercisable/Unexercisable
Thomas J. Shaw	0	0	0	0
Steven R. Wisner	0	0	187,500/16,400	$8,975/0
Douglas W. Cowan	0	0	75,000/129,000	0
Michele M. Larios	0	0	75,400/128,700	0
Russell B. Kuhlman	0	0	70,600/81,300	0

Compensation of Directors

In 2005, we paid each non-employee Director a fee of $500 for each Board meeting attended. In the past, the Company has granted to each Director (except Mr. Shaw) stock options for Common Stock. We do not pay any additional amounts for committee participation or special assignment.

Employment Agreement

There are no other employment agreements in place involving other Officers or Directors, except as set forth below:

Thomas J. Shaw

We have a written employment agreement with Thomas J. Shaw, our President and Chief Executive Officer, for an initial period of three years which ended September 2002 that automatically and continuously renews for consecutive two-year periods. The agreement is terminable either by us or Thomas J. Shaw upon 30 days’ written notice. The agreement provides for an annual salary of at least $150,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. The agreement requires that Thomas J. Shaw’s salary shall be reviewed by the Board of Directors each January, which shall make such increases as it considers appropriate. Thomas J. Shaw is also entitled to participate in all executive bonuses as the Board of Directors, in its sole discretion, shall determine.

Under the employment agreement, we are also obligated to provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation, and sick leave. We also reimburse him for any reasonable and necessary business expenses, including travel and entertainment expenses, necessary to carry on his duties. Pursuant to the employment agreement, we have agreed to indemnify him for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an officer or agent. We have further agreed to pay reasonable attorney fees and expenses in the event that, in his sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

Mr. Shaw has agreed to a one-year non-compete, not to hire or attempt to hire employees for one year, and to not make known our customers or accounts or to call on or solicit our accounts or customers in the event of termination of his employment for one year unless the termination is without cause or pursuant to a change of control of the Company. Furthermore, Mr. Shaw has the right to resign in the event that there is a change in control which is defined as a change in the majority of directors within any 12 month period without two-thirds approval of the shares outstanding and entitled to vote, or a merger where less than 50 percent of the outstanding stock survives and a majority of the Board of Directors remains, or the sale of substantially all of our assets, or any other person acquires more than 50 percent of the voting capital. Mr. Shaw retained the right to participate in other businesses as long as they do not compete with us and so long as he devotes the necessary working time to the Company.

Compensation Committee Interlocks and Insider Participation

The Compensation and Benefits Committee consists of Messrs. Clarence Zierhut, Marco Laterza, and Jimmie Shiu, M.D. All members of the Compensation and Benefits Committee are independent and none of the Company’s executive officers served on the Compensation Committee of a Board of any other entity that had an executive officer that served on our Compensation and Benefits Committee. Furthermore, none of our executive officers served as a Director for another entity, one of whose executive officers served on our Compensation and Benefits Committee. Finally, none of our executive officers served on the compensation committee of any entity.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

ON EXECUTIVE OFFICER COMPENSATION

The Compensation and Benefits Committee of the Board of Directors is responsible for establishing and administering the compensation program and policies for the Company’s executive officers. The Compensation and Benefits Committee approves all compensation paid to the Company’s executive officers, and also oversees the administration by the Board of Directors of the Company’s stock option plans under which stock option grants may be made to executive officers.

The Compensation and Benefits Committee consists of three members of the Board of Directors. Each member of the Compensation and Benefits Committee is independent under the current listing standards of the AMEX. The Compensation and Benefits Committee operates under a formal written charter, which was amended and restated by the Board of Directors on May 11, 2004.

Executive Compensation Policy

The Company’s executive officer compensation policy is based on the belief that competitive compensation is essential to attract, retain, motivate, and reward highly qualified and industrious executive officers. The Company’s executive officer compensation program is intended to accomplish the following purposes:

•	attract and retain highly talented and productive executive officers;

•	provide incentives and rewards for superior performance by the Company’s executive officers; and

•	align the interests of executive officers with the interests of the Company’s stockholders.

To achieve these objectives, the Compensation and Benefits Committee has approved an executive officer compensation program that consists of four basic components:

•	base salary;

•	periodic short-term incentive compensation in the form of cash bonuses;

•	periodic long-term incentive compensation in the form of stock options; and

•	general benefit programs.

Executive officer compensation, including that of the Chief Executive Officer, is not linked to the stock price of our Common Stock nor is it linked to Company performance in that our financial performance is constrained by the monopolistic activities of BD. We have been blocked from access to the market by exclusive marketing practices engaged in by BD who dominates the market. We believe that their monopolistic business practices continue despite their paying $100 million to settle a lawsuit with the Company for anticompetitive practices, business disparagement, and tortious interference. Although we made limited progress in some areas, such as the alternate care and international markets, our volumes are not as high as they should be given the nature and quality of our product, the federal and state legislation requiring use of safe needle devices, and the Senate Subcommittee hearings on GPOs. However, our products have been and continue to be distributed nationally and internationally through numerous distributors. We continue to pursue various strategies to have better access to the hospital market, as well as other markets including attempting to gain access to the market through our sales efforts and innovative technology. Until such time as we believe that the Company has access to the market, we believe that linking base salary compensation to the stock price or the Company’s performance is not appropriate and would result in an untenable loss of competent management.

The payment of bonuses, however, is linked to Company performance in that executive officers are judged, in part, on the achievement of internally generated goals.

The Chief Executive Officer has not ever been granted a bonus. During the years bonuses were granted to executive officers, Mr. Shaw declined such bonuses for himself.

Components of Executive Officer Compensation

The Compensation and Benefits Committee reviews the Company’s executive officer compensation program through the application of the subjective business judgment of each of its members. The Compensation and Benefits Committee uses discretion and considers all elements of an executive officer’s compensation package when setting each portion of compensation. Periodically, the committee may utilize the services of an independent executive compensation consulting group to review appropriate compensation levels. The principal factors that the Compensation and Benefits Committee considered with respect to each executive officer’s compensation package for 2005 are summarized below. The Compensation and Benefits Committee may, however, in its discretion apply entirely different factors with respect to compensation for future years.

Base Salary

The base salary for each of the Company’s executive officers is subjectively determined primarily on the basis of the following factors: experience, individual performance, contribution to the Company’s performance, level of responsibility, duties and functions, salary levels in effect for comparable positions within and without the Company’s industry, and internal base salary comparability considerations. These base salaries are reviewed periodically and may be adjusted in the discretion of the Compensation and Benefits Committee, based upon the factors discussed in the previous sentence, as well as upon individual performance during the previous fiscal year, changes in the duties, responsibilities and functions of the executive officer, and general changes in the compensation peer group in which the Company competes for executive talent. The relative weight given to each of these factors differs from individual to individual, as the Compensation and Benefits Committee deems appropriate.

Periodic Cash Bonuses

For 2005, the Company did not grant bonuses to its executive officers. These bonuses, when paid, are paid on a discretionary basis, as determined by the Compensation and Benefits Committee. Factors considered by the Compensation and Benefits Committee in determining discretionary cash bonuses are personal performance, level of responsibility, as well as many of the same factors considered by the Compensation and Benefits Committee and discussed above when it reviews and sets base salaries, except with a greater focus on the prior fiscal year.

Long-Term Incentive Compensation

Long-term incentives are provided through grants of stock options primarily under the Company’s 1999 Stock Option Plan. The grants are designed to align the interests of executive officers with those of stockholders and to provide each executive officer with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the Company.

Each stock option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (typically, and never less than, the closing stock price of the Common Stock on the date of grant) for a fixed period (usually ten years). Each option generally becomes exercisable after three years, contingent upon the executive officer’s continued employment with the Company. Accordingly, the stock option grant will provide a return to the executive officer only if the executive officer remains employed by the Company during the vesting period, and then only if the market price of the underlying Common Stock appreciates.

The number of shares subject to each stock option grant is subjectively determined by the Compensation and Benefits Committee or the Board of Directors primarily related to the executive officer’s anticipated contributions to the Company’s future success, the size of comparable awards made to individuals in similar positions within the industry, the individual’s potential for increased responsibility over the option term and the individual’s personal performance in recent periods. The Compensation and Benefits Committee also considers the number of unvested stock options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. However, the Compensation and Benefits Committee does not adhere to any specific guidelines as to the relative stock option holdings of the Company’s executive officers. The Company granted no options to executive officers during 2005.

General Benefits

Executive officers are eligible to participate in medical, life, and benefit programs generally available to all employees on the same terms as those offered to non-executive employees.

Compensation of the Chief Executive Officer

The Company has a written employment agreement with Thomas J. Shaw, our President and Chief Executive Officer, for an initial period of three years which ended September 2002 that automatically and continuously renews for consecutive two-year periods. The agreement is terminable either by us or Mr. Shaw upon 30 days’ written notice. The agreement provides for an annual salary of at least $150,000 with an annual salary increase equal to no less than the percentage increase in the Consumer Price Index during the previous calendar year. The agreement requires that Mr. Shaw’s salary shall be reviewed by the Board of Directors each January, which shall make such increases as it considers appropriate. Although this contract has never been formally revised, Mr. Shaw’s compensation was increased to $250,000 in July of 2000 and increased to $400,000 in August of 2005. Both increases were unanimously approved by the Board of Directors. The 2005 increase was recommended by the Compensation and Benefits Committee. Such increases were authorized to bring Mr. Shaw’s compensation in line with those holding similar positions in similar size industries.

Mr. Shaw is also entitled to participate in all executive officer bonuses as the Board of Directors, in its sole discretion, shall determine. However, no bonuses (or options) have ever been granted to Mr. Shaw. Nonetheless, as the owner of close to 50 percent of the Common Stock, Mr. Shaw is incented to maximize the Company’s performance.

Under the employment agreement, the Company is obligated to provide certain fringe benefits, including, but not limited to, participation in pension plans, profit-sharing plans, employee stock ownership plans, stock appreciation rights, hospitalization and health insurance, disability and life insurance, paid vacation, and sick leave. The Company also reimburses him for any reasonable and necessary business expenses, including travel and entertainment expenses, necessary to carry on his duties. Pursuant to the employment agreement, the Company has agreed to indemnify Mr. Shaw for all legal expenses and liabilities incurred with any proceeding involving him by reason of his being an officer or agent. The Company has further agreed to pay reasonable attorney fees and expenses in the event that, in his sole judgment, he needs to retain counsel or otherwise expend his personal funds for his defense.

Compensation and Benefits Committee

/s/ CLARENCE ZIERHUT
CLARENCE ZIERHUT

/s/ MARCO LATERZA
MARCO LATERZA

/s/ JIMMIE SHIU
JIMMIE SHIU, M.D.

Stock Performance Graph

The following graph compares the cumulative total return for our Common Stock from December 31, 2001 (the year in which the Company became a public company) to December 31, 2005, to the total returns for the Russell Microcap and Becton Dickinson (“BD”), a peer issuer. The graph assumes an investment of $100 in Common Stock and in the Russell Microcap index as of January 1, 2001, and that all dividends are reinvested.

COMPARISON OF

CUMULATIVE TOTAL RETURNS

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The comparisons in the graph are required by the Commission. You should be careful about drawing any conclusions from the data contained in the graph, because past results do not necessarily indicate future performance. The information contained in this graph shall not be deemed to be “soliciting material” or “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

ACCOUNTING MATTERS

CF & Co. has been selected again as our independent accountants for the year ending December 31, 2006. A representative of CF & Co. will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The CF & Co. representative will be available to respond to appropriate shareholder questions at that time.

AUDIT FEES

The aggregate fees billed by CF & Co. for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Forms 10-Q, and services normally provided in connection with statutory and regulatory filings for fiscal 2005 and 2004 were $146,125 and $142,718, respectively.

AUDIT-RELATED FEES

The audit-related fees for the Form S-8 Registration Statement filed in 2005 were $4,060.

TAX FEES

The aggregate fees billed by CF & Co. for tax return preparation in fiscal 2005 and 2004 were $36,360 and $11,450, respectively.

PRE-APPROVAL POLICIES AND PROCEDURES

Our Audit Committee pre-approval process requires that before an accountant is engaged to render audit or non-audit services, the engagement is approved by the Audit Committee. All of the non-audit related services, all of which were tax preparation services, were pre-approved by the Audit Committee.

DELIVERY OF DUPLICATE DOCUMENTS TO SHAREHOLDERS

Only one annual report (on Form 10-K) and Proxy Statement will be delivered to each household, including those with more than one shareholder, unless we receive contrary instructions from one or more of the multiple shareholders living in the same household. Upon written or oral request to Mr. Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, Little Elm, Texas 75068-0009 (972-294-1010), we shall promptly deliver to any shareholder at a shared address to which a single copy of either the Form 10-K annual report or Proxy Statement was delivered, a separate copy of either document. Shareholders receiving multiple copies of the Form 10-K or Proxy Statement who desire to receive only single copies should make such request, either orally or in writing, to Mr. Cowan as set forth above.

OTHER MATTERS

We do not anticipate that any other matters will be raised at the Annual Meeting. Management is not aware of any other matters that are to be presented at the Annual Meeting and has not been advised that other persons will present any such matters. However, if other matters properly come before the Annual Meeting, the individuals named in the accompanying proxy card shall vote on such matters in accordance with their best judgment.

LIMITED DISCRETIONARY AUTHORITY TO VOTE PROXIES

The proxy cards for the 2006 Annual Meeting grant the proxies the right to vote in their discretion on matters submitted to the shareholders where the Company did not receive written notice of any such proposal by June 28, 2006. No written notice of any proposal was received.

SHAREHOLDER PROPOSALS FOR PRESENTATION AT THE 2007 ANNUAL MEETING

Any Common Stockholder of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials, relating to the next Annual Meeting of shareholders, must do so in writing, addressed to the Secretary, Michele M. Larios, and the proposal must be received at the Company’s principal executive offices located at 511 Lobo Lane, Little Elm, Texas 75068-0009, by April 11, 2007. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

Except in the case of proposals made in compliance with the proxy rules for inclusion in the Company’s Proxy Statement, shareholders desiring to bring any other business before the Annual Meeting in 2007, in accordance with the Company’s Amended and Restated Bylaws, must comply with certain procedures. Such proposals must be delivered to or mailed and received by the Company 45 days before the month and day of the mailing date (August 9th) of the Proxy Statement for the 2006 Annual Meeting (meaning by June 25, 2007). Such notice should be addressed to Michele M. Larios, Secretary, and should set forth, as to each matter the shareholder proposes to bring before the Annual Meeting, the following information: a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting; b) the name and address of the shareholder; c) the number of shares beneficially owned by the shareholder; and d) any material interest of the shareholder in such business.

The deadline for timely submitting shareholder proposals for consideration at next year’s Annual Meeting is June 25, 2007. Proposals received after this date will be considered untimely and may not, in the Board of Directors discretion, be addressed at the next Annual Meeting. In the event the Board of Directors decides to substantially alter the date of the 2007 Annual Meeting, the proper deadlines for submission of shareholder proposals will be published in a Form 10-Q.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these requirements.

DIRECTOR NOMINATIONS TO BE CONSIDERED BY THE BOARD IN 2007

Nominations for the election of Directors may be made by shareholders entitled to vote generally in the election of Directors. In the discretion of the Nominating Committee, the committee may solicit nominations from the shareholders. In addition, a shareholder may nominate a person, on their own initiative, for consideration for recommendation by the Board to the shareholders in our Proxy Statement for the 2007 Annual Meeting. To make such a recommendation, a shareholder should deliver written notice of such shareholder’s nomination, either by personal delivery or by registered or certified United States mail, postage prepaid, to Michele M. Larios, the Secretary of the Company, by April 11, 2007. Such notice shall set forth:

1.	The name and address of the shareholder making the nomination and of the person to be nominated;

2.	A representation that the shareholder is a holder of record of Common Stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting;

3.	A description of all arrangements or understandings between the shareholder and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is being made by the shareholder;

4.	Such other information regarding the nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the then current proxy rules of the Commission; and

5.	The consent of the nominee to serve as a Director if so recommended by the Board and duly elected at the Annual Meeting by the shareholders.

We evaluate Director nominees recommended by shareholders in the same manner in which we evaluate other Director nominees. Please see CORPORATE GOVERNANCE-Nominating Committee for a description of the consideration given to shareholder recommended nominees.

The Nominating Committee considers nominees recommended by the Board, Management, and the shareholders. Furthermore, the committee is empowered, when necessary in its judgment, to retain and compensate third party search firms to assist in identifying or evaluating potential nominees.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, has been previously distributed to all stockholders. The Annual Report on Form 10-K is not incorporated in the Proxy Statement and is not to be considered a part of the soliciting material. The Company will provide, without charge, to each person solicited, upon the written request of any such person, a copy of our annual report on Form 10-K, including the financial statements and the financial statement schedules (as well as exhibits), required to be filed with the Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, as amended, for the most recent fiscal year. Such requests should be submitted to Douglas W. Cowan, Vice President and Chief Financial Officer, at 511 Lobo Lane, P.O. Box 9, Little Elm, Texas 75068-0009.

Appendix

PROXY FOR COMMON STOCK

RETRACTABLE TECHNOLOGIES, INC.

511 Lobo Lane

Little Elm, Texas 75068-0009

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders of Retractable Technologies, Inc. (the “Company”) to be held on September 22, 2006, at 10:00 a.m., central standard time, at the Little Elm City Hall located at 100 West El Dorado Parkway, Little Elm, Texas 75068 (the “Annual Meeting”), and the Proxy Statement in connection therewith, and appoints Thomas J. Shaw and Steven R. Wisner, and each of them, individually, as the lawful agents and proxies of the undersigned (with all powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned as of the close of business on July 20, 2006, at the Annual Meeting of shareholders or any adjournment or postponement thereof.

At the Annual Meeting, the holders of Common Stock shall vote on the Board of Directors’ proposed slate of Class 2 Directors.

The matters to be voted on are not related to or conditioned on the approval of other matters.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

RETRACTABLE TECHNOLOGIES, INC.

September 22, 2006

COMMON STOCK

Please date, sign, and mail your proxy card in the envelope provided as soon as possible.

¯ Please detach along perforated line and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN THE ELECTION OF CLASS 2 DIRECTORS. PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	ELECTION OF FIVE CLASS 2 DIRECTORS:

FOR ALL NOMINEES	WITHHOLD AUTHORITY FOR ALL NOMINEES	FOR ALL EXCEPT (See instructions below)
[ ]	[ ]	[ ]

NOMINEES:	o Thomas J. Shaw
o Steven R. Wisner
o Douglas W. Cowan
o Marwan Saker
o Clarence Zierhut

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: •

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

It is understood that, when properly executed, this Proxy will be voted in the manner directed herein by the undersigned shareholder. WHERE NO CHOICE IS SPECIFIED BY THE SHAREHOLDER, THE PROXY WILL BE VOTED “FOR ALL NOMINEES.” IF THE PROXY IS EXECUTED IN SUCH A MANNER SO AS NOT TO WITHHOLD AUTHORITY TO VOTE FOR THE ELECTION OF ANY NOMINEE, IT SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE FOR SUCH NOMINEE.

The undersigned hereby revokes all previous proxies related to the shares covered hereby and confirms all their said proxies and their substitutes may do by virtue hereof.

PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. [    ]

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [    ]

Signature of Stockholder	Date

Signature of Stockholder	Date

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.